UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

NATIONAL BANK HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111

(Address of principal executive offices) (Zip Code)

720-529-3336

(Registrant’s telephone, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01. Other Events.

Merger Agreement

On June 23, 2017, National Bank Holdings Corporation, a Delaware corporation and parent of NBH Bank, a bank chartered under the laws of the State of Colorado (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with and Peoples, Inc. (“Peoples”), a Kansas corporation and parent of Peoples Bank, a bank chartered under the laws of the State of Kansas, and Peoples National Bank, a national bank chartered under the laws of the United States (together, “Peoples Banks”), and the significant stockholders of Peoples, representing approximately 92% of Peoples stock outstanding (the “Significant Stockholders”) pursuant to which Peoples will merge with and into the Company with the Company surviving the merger (the “Merger”).  Immediately following the Merger, the Peoples Banks will merge with and into NBH Bank with NBH Bank surviving the merger. Under the terms of the Merger Agreement, the Company will acquire all of the outstanding common stock of Peoples in exchange for cash and stock consideration.  In exchange for their shares, the stockholders of Peoples will receive approximately $36.3 million of cash consideration, subject to certain potential adjustments, and approximately 3.4 million shares of the Company’s common stock. The transaction has a value of $143 million in the aggregate, based on the Company’s closing price of $31.55 on June 23, 2017.  On June 23, 2017, the Significant Stockholders approved the Merger. The transaction is expected to be completed during the fourth quarter of 2017.

The completion of the Merger is subject to customary conditions, including, without limitation, (1) receipt of required regulatory approvals; (2) the absence of any law or injunction that prohibits the consummation of the Merger; (3) absence of a material adverse effect on Peoples and its subsidiaries; (4) receipt of an opinion from the Company’s tax counsel that the Merger qualifies as a reorganization under the U.S. tax code and certain tax certifications, and (5) the continued employment of an identified Peoples employee.

The Merger Agreement contains certain termination rights, including the right of either party to terminate the Merger Agreement if the Merger has not been consummated by June 23, 2018.

Pursuant to the terms of the Merger Agreement, the Company will file a shelf registration statement following the closing of the Merger and for a period of six (6) months following the closing the Merger, the Significant Stockholders collectively are prohibited from transferring to a third party in any given day Company common stock in an amount greater than 20% of the average daily trading volume of the Company’s common stock for a 20-day period immediately preceding that day.

Under the terms of the Merger Agreement, Peoples will wind down its national mortgage business operated out of the Kansas-based Peoples Bank by December 31, 2017.  The stockholders of Peoples have agreed to indemnify the Company for losses arising from this national mortgage business and certain other matters, including disputes among the Company’s stockholders. It is expected that an initial amount of up to $11.1 million will be held in escrow for a period of three years in connection with this indemnification.  Once the escrow amount is exhausted, the Significant Stockholders will provide indemnification severally up to an aggregate cap of $34.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, Peoples or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Peoples or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Support Agreement

Concurrently with entering into the Merger Agreement, the Company entered into a Support Agreement with Peoples and the Significant Stockholders (the “Support Agreement”). Pursuant to the Support Agreement, the Significant Stockholders agreed to execute a consent approving the merger by the day following the signing of the Merger Agreement.  These stockholders also agreed to vote against any competing proposal, to not transfer their shares prior to the closing of the Merger, to not solicit employees or clients or engage in competitive activities after the closing of the Merger, to deliver a general release at the closing of the Merger and to maintain their assets in connection with the indemnification agreed to in the Merger Agreement.

The foregoing description of the Support Agreement is qualified in its entirety by reference to the full text of the Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as "anticipate," "believe," “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company's strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the "Risk Factors" referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to obtain regulatory approvals and meet other closing conditions to the merger on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the NBH and Peoples businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; ability to execute our business strategy; business and economic conditions; economic, market, operational, liquidity, credit and interest rate risks associated with the Company's business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; the Company's ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions or consolidations; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company's ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company's stock; the Company’s ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company's continued ability to attract and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
2.1*

Agreement and Plan of Merger, dated as of June 23, 2017, by and among Peoples, Inc., National Bank Holdings Corporation, the Significant Stockholders (as defined herein) and Winton A. Winter, Jr., solely in his capacity as the Holders’ Representative.

10.1	Support Agreement, dated as of June 23, 2017, by and among Peoples, Inc., National Bank Holdings Corporation and the undersigned stockholders of Peoples, Inc.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó Title: Chief Administrative Officer & General Counsel
Date: June 27, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1*

Agreement and Plan of Merger, dated as of June 23, 2017, by and among Peoples, Inc., National Bank Holdings Corporation, the Significant Stockholders (as defined herein) and Winton A. Winter, Jr., solely in his capacity as the Holders’ Representative.

10.1	Support Agreement, dated as of June 23, 2017, by and among Peoples, Inc., National Bank Holdings Corporation and the undersigned stockholders of Peoples, Inc.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.